EXHIBIT 99.2
                                      to
    INTEGRATED DATA CORP FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2007
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                                       Integrated Data Corp.
                                       1000 N. West Street, Suite 1200
                                       Wilmington, DE  19801-1058
                                       30 June 2008

Mr. John Mittens
1 Dicks Point Close
Nassau, New Providence
The Bahamas

Subject: Exercise of convertibility option under the "Sale and Purchase Contract Relating to Montana Holdings Ltd" by and between Mr. John Mittens and his various associates and Integrated Data Corp and/or its nominees ("IDC") dated 22 January 2007 as amended 27 June 2008

Dear John:

Per paragraph 8.3.1 of the above referenced "Sale and Purchase Contract Relating to Montana Holdings Ltd" (the "Contract") as amended on 27 June 2008, IDC is hereby exercising its sole option to convert the balance, including all accrued interest, of its loan from you as of this date. With interest through the end of June 2008, the current loan balance is $2,088,265. Effective this date, IDC is issuing to you, under the terms of the "Agreement to Escrow Shares" dated 27 June 2008, 417,653 shares of IDC common stock to satisfy the terms of the Promissory Note issued to you by IDC on 3 April 2007.

Your signature below is your acknowledgement that the terms of the Promissory Note are hereby fully satisfied and your authorization for the "Agreement to Escrow Shares" Escrow Agent to mark the Promissory Note as satisfied and return the original to my attention. Thank you.

                                       Very truly yours,

                                       /s/ David C. Bryan
                                       ------------------
                                       David C. Bryan
                                       President

Acknowledgment and authorization:

/s/ John Mittens
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John Mittens


cc:  Stuart W. Settle, Escrow Agent